                                                                    Exhibit 99.2

                        [LOGO OF CAHNERS IN-STAT GROUP]



                                    CONSENT
                                    -------

         Cahners In-Stat Group hereby consents to the reference to Cahners In-Stat Group and the use of information provided in Cahners In-Stat Group's February 2000 report entitled, "Video Over DSL: Beyond the Trial Phase?"
(rpt # MB0002VS), the most recent report on the subject by Cahners In-Stat Group, in ImagicTV Inc.'s registration statement on Form F-1 and the prospectus contained therein (collectively, the "Registration Statement"). Specifically, Cahners In-Stat Group consents to the use in the Registration Statement of the following data from the Report:

         [see attached]

         Cahners In-Stat Group further consents to the filing of this consent as an exhibit to the Registration Statement.


Date: 9/13/2000

                                                 Cahners In-Stat Group


                                                 By: /s/ Dennis C. Ashton
                                                     ----------------------
                                                     Name:  Dennis C. Ashton
                                                     Title: VP Sales

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For example, Cahner's In-Stat Group projects that the number of residential customers subscribing for video over xDSL services worldwide will grow to approximately 22 million by 2005.

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                   DSL services will be lower than that of the U.S. Table 4
                   shows subscribers of video over DSL services.

                   Table 4.  Residential Subscribers to Video over DSL Services
                             (Subscribers in Thousands)
-------------------------------------------------------------------------------
                   1999     2000     2001     2002     2003     2004     2005
===============================================================================
North America          16       94      226      568    1,304    3,082    7,143
-------------------------------------------------------------------------------
Annual Growth %             487.9%   140.4%   150.9%   129.8%   136.3%   131.7%
-------------------------------------------------------------------------------
% of WW total       59.3%    55.5%    34.5%    29.2%    24.7%    27.1%    31.3%
-------------------------------------------------------------------------------
Western Europe          1       13       88      365    1,095    2,497    5,709
-------------------------------------------------------------------------------
Annual Growth %            1214.0%   566.7%   316.7%   200.0%   128.0%   128.7%
-------------------------------------------------------------------------------
% of WW total        9.7%     7.8%    13.3%    18.8%    20.8%    22.0%    25.0%
-------------------------------------------------------------------------------
Asia-Pacific           10       62      338      998    2,841    5,698    9,818
-------------------------------------------------------------------------------
Annual Growth %             522.5%   442.3%   195.5%   184.8%   100.6%    72.3%
-------------------------------------------------------------------------------
% of WW total       37.0%    36.7%    51.4%    51.4%    53.9%    50.2%    43.1%
-------------------------------------------------------------------------------
ROW                     0        0        5       12       30       80      130
-------------------------------------------------------------------------------
Annual Growth %                               140.0%   150.0%   166.7%    62.5%
-------------------------------------------------------------------------------
% of WW total       0.0%      0.0%     0.8%     0.6%     0.6%     0.7%     0.6%
===============================================================================
Total                 27       169      656    1,942    5,270   11,357   22,799
-------------------------------------------------------------------------------
% Annual Growth             527.6%   287.3%   195.9%   171.4%   115.5%   100.8%
-------------------------------------------------------------------------------
                                                  Source: Cahbers In-Stat Group

                   Beginning in 2001, Asia-Pacific will have the largest percentage of worldwide subscribers. Deployments in MDUs in China will account for a large number of those subscribers. Video over DSL will not have as much competition in the digital video delivery market in China as it will in Europe and North America.